Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-39770 and Form S-8 No. 333-98567) pertaining to the United Rentals, Inc. 401(k) Investment Plan of our report dated June 26, 2009, with respect to the financial statements and schedule of the United Rentals, Inc. 401(k) Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

New York, New York

June 26, 2009